[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.
Exhibit 10.9

MASTER CLOSING AGREEMENT
By and Among
FLUIDIGM CORPORATION,
a California corporation,
OCULUS PHARMACEUTICALS, INC.,
a Delaware corporation,
and
THE UAB RESEARCH FOUNDATION
dated
March 7, 2003

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

EXHIBITS AND SCHEDULES

Exhibit	Description
A	Amended and Restated Articles of Incorporation of Fluidigm
B	Form of New License Agreement
C	Form of Sponsored Research Agreement
D	Description of Technology

Schedule	Description
4.6	Pending Litigation

MASTER CLOSING AGREEMENT
     THIS MASTER CLOSING AGREEMENT is entered into as of March 7, 2003 by and among FLUIDIGM CORPORATION, a California corporation (“Fluidigm”), OCULUS PHARMACEUTICALS, INC., a Delaware corporation (“Oculus”), and THE UAB RESEARCH FOUNDATION (“UABRF”).
RECITALS
     A. Oculus and UABRF have entered into a license agreement dated September 21, 2001 (together with all amendments and modifications thereto, the “License Agreement”) under which Oculus was granted an exclusive license to practice the intellectual property and technology relating to nanovolume crystallization arrays described in Schedule A to the License Agreement.
     B. The parties hereto have entered into a binding letter agreement dated December 19, 2002 (the “Letter Agreement”) under which Oculus and UABRF have agreed to terminate the License Agreement, UABRF has agreed to grant to Fluidigm an exclusive license to practice the intellectual property and technology relating to nanovolume crystallization arrays covered by the License Agreement, and Fluidigm and UABRF have agreed to enter into a sponsored research agreement. In exchange for the rights to be acquired by Fluidigm as contemplated by the Letter Agreement, Fluidigm has paid cash in the amount of [***] pursuant to the Letter Agreement and has agreed to the payment of additional cash and securities as specified in the Letter Agreement.
     C. The parties desire to enter into this Agreement to set out additional terms and conditions related to the closing of the transactions, and the payments to be made by Fluidigm, contemplated by the Letter Agreement.
     NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties agree as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set forth or referenced below:
     1.1 “Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     1.2 “Ancillary Documents” shall mean all documents or agreements required by this Agreement to be executed or delivered by any party hereto.
     1.3 “Assigned Rights” shall mean any intellectual property rights owned by Oculus that pertain in any way to the Technology, including without limitation any Inventions (as such term is defined in Section 11 of the License Agreement) and any other patent rights and other intellectual property rights therein owned by Oculus.
     1.4 “Cash Consideration” shall mean the sum of cash in the amount of [***] paid in accordance with the Letter Agreement and the Closing Cash Consolidation.
     1.5 “Closing” shall mean the closing of the transactions contemplated by this Agreement.
     1.6 “Closing Cash Consideration” shall mean cash in the amount of [***].
     1.7 “Closing Date” shall mean March 7, 2003, or such other date to which the parties shall mutually agree in writing.
     1.8 “Encumbrances” shall mean restrictions on or conditions to transfer or assignment, claims, liabilities, licenses, immunities from lawsuits to third parties, liens, pledges, mortgages or security interests of any kind, whether accrued, absolute, contingent, or otherwise.
     1.9 “Fluidigm Series C Preferred Stock” shall mean the Series C Preferred Stock of Fluidigm having the rights, preferences and privileges set forth in Fluidigm’s Articles of Incorporation attached hereto as Exhibit A.
     1.10 “License Agreement” shall mean the license agreement between Oculus and UABRF as described in Recital A.
     1.11 “New License Agreement” shall mean the license agreement between Fluidigm and UABRF in the form of Exhibit B attached hereto.
     1.12 “Sponsored Research Agreement” shall mean the sponsored research agreement between Fluidigm and UABRF in the form of Exhibit C attached hereto.
     1.13 “Technology” shall mean all intellectual property and other rights relating to nanovolume crystallization arrays described in Exhibit D attached hereto.
     1.14 “Transfer Taxes” shall mean all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Assigned Rights hereunder, except federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Assigned Rights or the operation of Oculus’ business prior to the Closing or by any increase in the value of any of the Assigned Rights through the Closing Date.

ARTICLE II
TRANSFER OF ASSIGNED RIGHTS AND LICENSE OF TECHNOLOGY
     2.1 Transfer of Rights and License of Technology. Oculus and UABRF have mutually terminated the License Agreement as of January 30, 2003 and Oculus has surrendered all rights under the License Agreement to UABRF. Subject to and upon the terms and conditions of this Agreement, effective as of the Closing, Fluidigm and UABRF will enter into the New License Agreement. It is the intent of the parties that all intellectual property rights subject to the License Agreement as of November 27, 2002 shall be transferred and/or assigned to Fluidigm, and that all such rights owned by UABRF shall be licensed to Fluidigm under the New License Agreement, subject to the reservation by UABRF of certain rights as set forth in the License Agreement.
     2.2 Excluded Assets and Liabilities. Notwithstanding the provisions of Section 2.1, (a) Fluidigm and Oculus expressly acknowledge and agree that Oculus shall not sell, transfer, assign, convey or deliver to Fluidigm, and Fluidigm shall not purchase, acquire or accept from Oculus, any right, title or interest of Oculus in or to any other property or assets of Oculus, and (b) Fluidigm does not assume, and Oculus does not transfer or assign, any liabilities or obligations, whether presently fixed and determined, contingent or otherwise, of Oculus.
     2.3 Payment. In consideration of the execution of the New License Agreement and the transfer of the rights thereunder, Fluidigm will deliver to UABRF the Closing Cash Consideration and [ * * * ] shares of Fluidigm Series C Preferred Stock valued at 2.58 per share, the price at which Fluidigm sold and issued shares of its Series C Preferred Stock to other investors.
     2.4 Taxes. Fluidigm and Oculus shall each pay (or reimburse the other for) one-half of all Transfer Taxes, whether imposed by law on Fluidigm and Oculus or otherwise.
     2.5 Assigned Rights. Oculus hereby sells, assigns and transfers to Fluidigm all Assigned Rights, free and clear of all Encumbrances (except to the extent that the settlement agreement pertaining to the Lawsuit (as such term is defined in Section 6.3) may include an immunity from lawsuits for conduct arising prior to the date of the settlement agreement).
     2.6 Unassignable Rights.
          (a) Notwithstanding any provision of this Agreement or any of the Ancillary Documents, but subject to Section 11.3(c), to the extent that any of the Assigned Rights are not assignable or otherwise transferable to Fluidigm, or if such assignment or transfer would constitute a breach thereof or a violation of any applicable law, then neither this Agreement nor such Ancillary Documents shall constitute an assignment or transfer (or an attempted assignment or transfer) thereof until such consent, approval or waiver of such party or parties has been duly obtained.
          (b) If any consent required to transfer the Assigned Rights to Fluidigm has not been obtained as of the Closing Date and Fluidigm nevertheless determines to proceed with the

Closing, Oculus and UABRF shall, at their own expense, continue to cooperate with Fluidigm and use commercially reasonable efforts to obtain such consent after the Closing.
          (c) If any Assigned Right is not transferred to Fluidigm at the Closing pursuant to this Agreement, Oculus and Fluidigm shall cooperate with each other in any reasonable arrangement designed to provide for Fluidigm all of the benefits of such Assigned Rights. At Fluidigm’s request, Oculus shall take all reasonable actions requested by Fluidigm to enforce for the benefit of Fluidigm any and all rights of Oculus with respect to any such Assigned Right that is not otherwise transferred pursuant to the provisions of this Agreement. Oculus agrees to hold in trust for, and remit promptly to, Fluidigm all future collections or payments received by Oculus in respect of all such Assigned Rights (net of all costs and expenses incurred by Oculus in respect thereto); provided, however, that nothing herein shall create or provide any rights or benefits in or to third parties.
          (d) If any intellectual property rights that are described in the New License Agreement cannot be licensed to Fluidigm by UABRF under the New License Agreement without the consent of any third party or without resulting in a breach or default of any agreement affecting such rights, UABRF covenants and agrees that it shall not sue or otherwise take any legal action to restrict or prevent Fluidigm and Fluidigm’s permitted assignees and sublicensees from practicing such intellectual property rights as purported to be granted under the terms of the New License Agreement.
          (e) If, subsequent to the Closing, a claim brought by any party challenging any of the transactions contemplated hereby results in any ruling or order which has the result of frustrating in a material way the transfer of any of the Assigned Rights hereunder to Fluidigm or the grant of rights to Fluidigm under the New License Agreement or Fluidigm’s use thereof as provided herein, Oculus and UABRF shall cooperate with Fluidigm in any reasonable arrangement designed to give Fluidigm, as nearly as practicable, the same economic benefits as if such transfer or license, as the case may be, had been consummated in accordance with the provisions hereof.
          (f) Nothing in this Section 2.6 shall be deemed to modify in any respect any of the representations or warranties of Oculus and UABRF set forth herein or the conditions to Fluidigm’s obligations contained in this Agreement, be deemed a waiver by Fluidigm of its right to have received on or before the Closing Date an effective assignment of all of the Assigned Rights or be deemed to constitute an agreement to exclude any assets from the Assigned Rights.
ARTICLE III
THE CLOSING
     3.1 The Closing. The Closing shall take place at the offices of Gray Cary Ware & Freidenrich llp, 400 Hamilton Avenue, Palo Alto, California, at 11:00 a.m., Pacific Time, on the Closing Date, or at such other time and place as Oculus, Fluidigm and UABRF may agree.
     3.2 Termination of License Agreement. On or before the Closing, Oculus and UABRF shall deliver to Fluidigm an agreement and acknowledgment that the License

Agreement has been terminated and such other agreements and instruments as may be necessary or appropriate to evidence the return by Oculus to UABRF of all rights under the License Agreement.
     3.3 Agreements Between Fluidigm and UABRF. At the Closing, Fluidigm and UABRF shall execute and deliver the New License Agreement and the Sponsored Research Agreement.
     3.4 Other Documents. Each party shall deliver to the other at the Closing such other documents, certificates, schedules, agreements and instruments required by this Agreement to be delivered at such time.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF OCULUS
     Oculus hereby represents and warrants to Fluidigm as follows:
     4.1 Organization. Oculus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties and to conduct its business as it is currently being conducted. Oculus is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on Oculus.
     4.2 Authorization. This Agreement and all of the Ancillary Documents to which Oculus is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by Oculus and constitute, or will constitute, valid and binding agreements of Oculus, enforceable against Oculus in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles of public policy or general equitable principles or the exercise of judicial discretion in accordance with such principles. Oculus has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which Oculus is or will be a party and, at the time of the Closing, will have the requisite corporate power and authority to carry out the transactions contemplated by this Agreement and the Ancillary Documents. The execution, delivery and performance by Oculus of this Agreement and the Ancillary Documents have been duly and validly approved and authorized by the Board of Directors and shareholders of Oculus.
     4.3 No Conflicts; Consents. The execution and delivery by Oculus of this Agreement and the Ancillary Documents to which Oculus is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance by Oculus with the provisions hereof and thereof will not, contravene, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Encumbrance pursuant to, (i) any provision of the Certificate of Incorporation or Bylaws of Oculus, (ii) any judgment, order, decree, rule, law or regulation of any court or governmental authority, foreign or domestic, applicable to Oculus or to any of the Assigned Rights, except where any such contravention, conflict, breach or default could not reasonably be expected to have a material adverse effect on Fluidigm’s ownership of the Assigned Rights, or (iii) any provision of any material agreement, instrument or understanding to which Oculus is a party or by which Oculus is bound or any of the Assigned Rights are affected, except where any such contravention, conflict, breach or default could not reasonably be expected to have a material adverse effect on Fluidigm’s ownership of the Assigned Rights, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Assigned Rights, or result in the creation of any Encumbrance on any of the Assigned Rights. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or any governmental authority is required to be obtained on the part of Oculus to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
     4.4 Title to Assigned Rights. Oculus has good and marketable title to all of the Assigned Rights. All of the Assigned Rights are free and clear of any Encumbrances (except to the extent that the settlement agreement pertaining to the Lawsuit (as such term is defined in Section 6.3) may include an immunity from lawsuits for conduct arising prior to the date of the settlement agreement). At the Closing, Oculus will sell, convey, assign, transfer and deliver to Fluidigm good, valid and marketable title and all right and interest in and to all of the Assigned Rights, free and clear of any Encumbrances.
     4.5 No Assignment. Oculus has not sublicensed or otherwise transferred any material rights under the License Agreement to any third party. As of December 19, 2002, the License Agreement was in full force and effect in accordance with its terms. Prior to the termination of the License Agreement, no provisions of the License Agreement had been waived in any material respect. Exhibit D lists all of the patent filings subject to the License Agreement. To the knowledge of Oculus, UABRF is the owner of the patent rights within the technology and inventions subject to the License Agreement and has not granted a license to such technology and inventions to any person or entity other than Oculus.
     4.6 Litigation and Claims. Except as set forth on Schedule 4.6 attached hereto, there are no claims, actions, suits, proceedings arbitrations or investigations in progress or pending (or, to the knowledge of Oculus, threatened) before any court, tribunal or governmental agency against Oculus that relate to any of the Assigned Rights. Oculus is not a party to any judgment, decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to any of the Assigned Rights.
     4.7 Distribution Agreement. Oculus has entered into a mutually acceptable agreement with UABRF regarding the distribution of any and all consideration to be paid by Fluidigm in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF FLUIDIGM
     Fluidigm hereby represents and warrants to Oculus and UABRF as follows:
     5.1 Organization. Fluidigm is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power to own, lease and operate its properties, to conduct its business as it is currently being conducted. Fluidigm is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on Fluidigm.
     5.2 Authorization. This Agreement and all of the Ancillary Documents to which Fluidigm is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed by Fluidigm and constitute, or will constitute, valid and binding agreements of Fluidigm, enforceable against Fluidigm in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles of public policy or general equitable principles or the exercise of judicial discretion in accordance with such principles. Fluidigm has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which Fluidigm is or will be a party and, at the time of the Closing, will have the requisite corporate power and authority to sell, issue and deliver the Securities pursuant to this Agreement and to carry out the other transactions contemplated by this Agreement and the Ancillary Documents. The execution, delivery and performance by Fluidigm of this Agreement and the Ancillary Documents have been duly and validly approved and authorized by Fluidigm’s Board of Directors and by all requisite action of Fluidigm’s stockholders.
     5.3 No Conflicts; Consents. The execution and delivery by Fluidigm of this Agreement and the Ancillary Documents to which Fluidigm is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance by Fluidigm with the provisions hereof and thereof will not, contravene, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Encumbrance pursuant to, (i) any provision of the Articles of Incorporation or Bylaws of Fluidigm, (ii) any judgment, order, decree, rule, law or regulation of any court or governmental authority, foreign or domestic, applicable to Fluidigm except where such any such contravention, conflict, breach or default could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby, or (iii) any provision of any agreement, instrument or understanding to which Fluidigm is a party or by which Fluidigm is bound, except where such any such contravention, conflict, breach or default could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or any governmental authority is required to be obtained on the part of Fluidigm to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

     5.4 Litigation and Claims. There are no claims, actions, suits, proceedings, arbitrations or investigations in progress or pending (or, to Fluidigm’s knowledge, threatened, other than potential claims relating to the Interfering Patent (as such term is defined in Section 12.1(a) below), including, but not limited to, a possible interference) before any court, tribunal or governmental agency, against or relating to Fluidigm, which, if determined adversely to Fluidigm, would be likely to have a material adverse effect upon Fluidigm’s financial condition or materially impair its ability to carry out and perform its obligations hereunder.
     5.5 Securities Laws Exemptions. Based in part on the representations of UABRF contained in Section 6.5, the issuance of the Securities pursuant to the terms of this Agreement will be exempt from the registration requirements of the Securities Act and the regulations thereunder, and the registration, permit or qualification requirements of any applicable state securities laws.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF UABRF
     To the best knowledge of the UABRF Director and Dr. Larry DeLucas, UABRF hereby represents to Fluidigm as follows:
     6.1 Authorization. This Agreement and the Ancillary Documents to which UABRF is or will be a party have been, or upon their execution and delivery hereunder will have been, duly and validly executed and delivered by UABRF and constitute, or will constitute, valid and binding agreements of UABRF, enforceable against UABRF in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles of public policy or general equitable principles or the exercise of judicial discretion in accordance with such principles. UABRF has full power and authority to execute and deliver this Agreement and the Ancillary Documents to which UABRF is or will be a party and, at the time of the Closing, will have all requisite power and authority to carry out the transactions contemplated by this Agreement and the Ancillary Documents. All university, foundation and other internal approvals necessary for UABRF to consummate the transactions contemplated by this Agreement and the Ancillary Documents to which UABRF is or will be a party have been obtained.
     6.2 No Conflicts; Consents. The execution and delivery by UABRF of this Agreement and the Ancillary Documents to which UABRF is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance by UABRF with the provisions hereof and thereof will not, contravene, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any Encumbrance pursuant to, (i) any provision of the charter documents of UABRF, (ii) any judgment, order, decree, rule, law or regulation of any court or governmental authority, foreign or domestic, applicable to UABRF or to the Technology, except where any such contravention, conflict, breach or default could not reasonably be expected to have a material adverse effect on Fluidigm’s rights under the New License Agreement or the consummation of the transactions contemplated hereby, or (iii) any provision of any agreement, instrument or understanding to which UABRF is a party or by which UABRF is bound or any of the Technology is affected, except where such any such contravention, conflict, breach or default could not reasonably be expected to have a material adverse effect on Fluidigm’s rights under the New License Agreement or the consummation of the transactions contemplated hereby, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Technology, or result in the creation of any Encumbrance on any of the Technology. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party or any governmental authority is required to be obtained on the part of the UABRF to permit the consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
     6.3 Title to Technology. UABRF is the sole owner of the technology, inventions and patent rights in the Technology and subject to the License Agreement and has not granted a license to such technology, inventions and patent rights to any person or entity other than Oculus. The License Agreement has been mutually terminated by UABRF and Oculus and neither Oculus nor any other party has any rights thereunder. UABRF has the right to grant an exclusive license to the technology, inventions, patent rights and other rights under the New License Agreement to Fluidigm, free and clear of any Encumbrances of any nature whatsoever, subject to those liens, encumbrances or restrictions which may arise as a result of the settlement of the litigation between Oculus and Syrrx, Inc. (“Syrrx”) described in Schedule 4.6 (the “Lawsuit”), provided that Syrrx shall have no rights that may be exercised after the Closing to practice the technology, inventions, patent rights and other rights subject to the New License Agreement, and the potential infringement by Diversified Scientific, Inc. of the Licensed IP Rights (as such term is defined in the New License Agreement) described in Section 2.2.3 of the New License Agreement. Exhibit D lists all of the patent filings subject to the License Agreement. UABRF is not aware of any third-party challenges to the ownership, validity or entitlement to priority date of any of the patent filings subject to the License Agreement or the New License Agreement, except for the Lawsuit between Oculus and Syrrx and the settlement agreement related to said Lawsuit provided to Fluidigm pursuant to Section 7.2 of this Agreement.
     6.4 Litigation and Claims. Except as set forth on Schedule 4.6 attached hereto, there are no claims, actions, suits, proceedings, arbitrations or investigations in progress or pending (or, to the knowledge of UABRF, threatened) before any court, tribunal or governmental agency against UABRF that relate to any of the Technology. UABRF is not a party to any judgment, decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to any of the Technology, except to the extent that UABRF may be deemed to be a party thereto as a result of UABRF’s status as a shareholder of Oculus and having a member on the Board of Directors of Oculus as well as the status of Dr. Larry DeLucas as a member of the Board of Directors of Oculus and a shareholder of Oculus.
     6.5 Distribution Agreement. UABRF has entered into a mutually acceptable agreement with Oculus regarding the distribution of any and all consideration to be paid by Fluidigm in connection with the transactions contemplated by this Agreement.

     6.6 Investment Representations
          (a) UABRF is acquiring the shares of Fluidigm capital stock to be issued hereunder (the “Securities”) for investment and not with the view to the public resale or distribution thereof, and UABRF has no present intention of selling, granting any participation in, or otherwise distributing the Securities, other than in accordance with the terms of a Termination Agreement dated as of ____, 2003 between UABRF and Oculus. UABRF understands that the Securities have not been registered under the Securities Act by reason of a specific exemption thereunder, which depends upon, among other things, the bona fide nature of UABRF’s investment intent as expressed herein.
          (b) UABRF acknowledges that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or Fluidigm receives an opinion of counsel satisfactory to Fluidigm that such registration is not required. UABRF is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions.
          (c) UABRF understands that no public market now exists for the Securities and that there can be no assurance that a public market will ever exist for the Securities.
          (d) UABRF is an “accredited investor” as defined in the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.
          (e) UABRF has been given the opportunity to obtain any information or documents related to, and ask questions and receive answers about Fluidigm and its business, prospects and risks which UABRF deems necessary, to evaluate the merits and risks related to UABRF’s investment in the Securities and to verify the information UABRF received.
          (f) UABRF’s financial condition is such that it can afford to bear the economic risk of holding the Securities for an indefinite period of time, and it has adequate means of providing for its current needs and contingencies and to suffer a complete loss of its investment in such Securities.
     6.7 Restrictions. No Securities shall be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement. UABRF will cause any proposed purchaser, assignee, transferee or pledgee of the Securities to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.
     6.8 Restrictive Legend. Each certificate representing the Securities shall (unless otherwise permitted by the provisions of Section 6.9 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH

SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT IN THE EVENT OF A PUBLIC OFFERING, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
     UABRF consents to Fluidigm making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in Sections 6.7 through 6.10 of this Agreement.
     6.9 Notice of Proposed Transfers. UABRF and any transferee of any certificate representing the Securities, by acceptance thereof, agrees to comply in all respects with the restrictions on transfer contained in Sections 6.7 through 6.10 of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Securities (other than any transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Fluidigm of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to Fluidigm, addressed to Fluidigm, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to Fluidigm, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to Fluidigm; provided, however, that no such legal opinion, “no action” letter or other evidence shall be required with respect to a transfer to an affiliate of the holder. Each certificate evidencing the Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6.8 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and Fluidigm, such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.
     6.10 Standoff Agreement. UABRF agrees in connection with Fluidigm’s initial sale of securities pursuant to an effective registration statement, upon notice by Fluidigm or the underwriters managing such offering, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Securities (other than those included in the registration) without the prior written consent of Fluidigm and such managing underwriters for such period of time as Fluidigm’s Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; provided, however that:
               (i) such agreement shall not exceed one hundred eighty (180) days;
               (ii) such agreement shall not apply to transfers to an affiliate, provided that such affiliate agrees to be bound by the terms of such agreement, to the same extent as if such transferee were the original party thereunder;
               (iii) UABRF shall not be subject to such agreement unless (A) all executive officers and directors of Fluidigm, (B) all shareholders of Fluidigm holding more than 1% of Fluidigm’s outstanding capital stock and (C) all holders of registration rights, are subject to or obligated to enter into similar agreements; and
               (iv) if and when any person identified in clause (iii) is released, in whole or in part, from such agreement (whether or not such release is contemplated at the time of the offering) or if any such agreement is terminated, UABRF shall be concurrently released on a pro rata basis based on the number of Securities held by such person and UABRF.
          (b) UABRF agrees that prior to the initial public offering it will not transfer securities of Fluidigm unless each transferee agrees in writing to be bound by all of the provisions of this Section 6.10, provided that this Section 6.10 shall not apply to transfers pursuant to a registration statement.
     UABRF hereby consents to the placement of stop transfer orders with Fluidigm’s transfer agent in order to enforce the foregoing provision and agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 6.10.
ARTICLE VII
COVENANTS OF OCULUS
     7.1 Conduct of Business. During the period from the date of this Agreement to the Closing, Oculus will conduct its business in the ordinary course consistent with past practices. During the period from the date of this Agreement to the Closing, Oculus will not without the prior written consent of Fluidigm:
          (a) encumber or permit to be encumbered any of the Technology or Assigned Rights;
          (b) dispose of any of the Technology or Assigned Rights;
          (c) waive or release any right or claim relating to any Technology or Assigned Rights; or

          (d) agree to do any of the things described in the preceding clauses of this Section 7.1.
Fluidigm agrees that the foregoing restrictions will not prevent Oculus from entering into a settlement agreement with Syrrx to settle the Lawsuit, provided that such settlement does not involve the sale, transfer or assignment of the Technology or the Assigned Rights, or any rights in any of the foregoing, or result in the creation of any Encumbrance on the Technology, the Assigned Rights, or any rights in any of the foregoing.
     7.2 Access to Information. Until the earlier of the termination of this Agreement or the Closing, Oculus will allow Fluidigm and its agents reasonable access upon reasonable notice and during normal working hours to its files, books, records, and offices relating to the Technology and Assigned Rights, except where prohibited by contract or protected by privilege. In furtherance of the above, Fluidigm and its counsel and advisors shall have reasonable access during normal business hours to pertinent contracts of Oculus, including an unsigned final version of the settlement agreement between Oculus and Syrrx related to the Lawsuit, and drafts of such settlement agreement (to the extent it is permissible under applicable confidentiality terms and with the understanding that Oculus may be required to obtain the return or destruction by Fluidigm of the final version and drafts of such settlement agreement prior to its execution), as well as all scientific notebooks, invention records and other documents related to the conception and reduction to practice and prosecution of the patent filings listed on Exhibit D, including, without limitation, all patent searches, patent file wrappers, legal and scientific investigations and research related to the Technology, the License Agreement and the New License Agreement.
     7.3 Regulatory Approvals. Prior to the Closing, Oculus will execute and file, or join in the execution and filing of, any application or other document that may be reasonably necessary in order to obtain the authorization, approval or consent of any governmental entity that may be required in connection with the consummation of the transactions contemplated by this Agreement. Oculus will use commercially reasonable efforts to obtain all such authorizations, approvals and consents.
     7.4 Satisfaction of Conditions Precedent. Oculus will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated hereby to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.
ARTICLE VIII
COVENANTS OF UABRF
     8.1 Conduct of Business. During the period from the date of this Agreement to the Closing, UABRF will not without the prior written consent of Fluidigm:
          (a) encumber or permit to be encumbered any of the Technology;

          (b) dispose of any of the Technology;
          (c) waive or release any right or claim relating to any Technology; or
          (d) agree to do any of the things described in the preceding clauses of this Section 8.1.
Fluidigm agrees that the foregoing restrictions will not prevent UABRF from consenting to a settlement agreement between Oculus and Syrrx to settle the Lawsuit, provided that such settlement does not involve the sale, transfer or assignment of the Technology or the Assigned Rights, or any rights in any of the foregoing, or result in the creation of any Encumbrance on the Technology, the Assigned Rights, or any rights in any of the foregoing.
     8.2 Access to Information. Until the earlier of the termination of this Agreement or the Closing, UABRF will allow Fluidigm and its agents reasonable access upon reasonable notice and during normal working hours to its files, books, records, and offices relating to the Technology and Assigned Rights, except where prohibited by contract or protected by privilege. In furtherance of the above, Fluidigm and its counsel and advisors shall have reasonable access during normal business hours to pertinent scientific notebooks, invention records and other documents related to the conception and reduction to practice and prosecution of the patent filings listed on Exhibit D, including, without limitation, all patent searches, patent file wrappers, legal and scientific investigations and research related to the Technology, the License Agreement and the New License Agreement.
     8.3 Regulatory Approvals. Prior to the Closing, UABRF will execute and file, or join in the execution and filing of, any application or other document that may be reasonably necessary in order to obtain the authorization, approval or consent of any governmental entity that may be required in connection with the consummation of the transactions contemplated by this Agreement. UABRF will use commercially reasonable efforts to obtain all such authorizations, approvals and consents.
     8.4 Satisfaction of Conditions Precedent. UABRF will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated hereby to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.
ARTICLE IX
COVENANTS OF FLUIDIGM
     9.1 Regulatory Approvals. Prior to the Closing, Fluidigm will execute and file, or join in the execution and filing of, any application or other document that may be reasonably necessary in order to obtain the authorization, approval or consent of any governmental entity that may be required in connection with the consummation of the transactions contemplated by this Agreement. Fluidigm will use its commercially reasonable efforts to obtain all such authorizations, approvals and consents.

     9.2 Satisfaction of Conditions Precedent. Fluidigm will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent to the Closing hereunder, and to cause the transactions contemplated hereby to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transaction contemplated hereby.
ARTICLE X
MUTUAL COVENANTS
     10.1 Confidentiality. The parties acknowledge that the Confidential Disclosure Agreement dated as of October 8, 2002 between Fluidigm and Oculus and the Confidential Disclosure Agreement dated December 19, 2002 between Fluidigm, Oculus and UABRF are binding upon the parties hereto and in full force and effect, except to the extent that the provisions hereof supersede provisions to similar effect contained in the Confidential Disclosure Agreements. The terms of the Confidential Disclosure Agreements (exclusive of such superseded provisions) are incorporated in this Agreement by this reference.
     10.2 Publicity. Except as may otherwise be required by law, none of the parties hereto shall make or cause to be made any public announcements in respect of this Agreement or the transactions contemplated herein or otherwise communicate with any news media without the prior written consent of the other party, provided, however, that following the Closing Fluidigm may issue a press release to announce the closing of the transactions contemplated hereby and the execution and delivery of the New License Agreement and Sponsored Research Agreement with UABRF provided that such press release shall not be issued prior to the execution by Syrrx of a settlement agreement with Oculus to settle the litigation described in Schedule 4.6 but in any event the press release may be issued no later than 30 days from the execution date of the New License Agreement. Except for the press release issued by Fluidigm, none of the parties hereto will make any public disclosure prior to the Closing or with respect to the Closing unless all parties agree on the text and timing of such public disclosure, except as required by law. Nothing contained in this Section shall prevent any party at any time from furnishing any information pursuant to the requirements of any governmental entity; provided, however, that if such party is required to furnish such information, it will provide a copy to the other parties.
     10.3 Governmental Filings. As promptly as practicable after the execution of this Agreement, each party shall make any and all governmental filings required with respect to the transactions contemplated in this Agreement and the Ancillary Documents.
ARTICLE XI
CONDITIONS TO CLOSING
     11.1 Conditions to Each Party’s Obligations. The respective obligations of each party to effect the transactions to be performed by such party at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions any of which may be waived in writing by each party:

          (a) No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the sale of the Assigned Rights, the grant of rights under the New License Agreement or the consummation of any other transaction contemplated hereby.
          (b) All permits, authorizations, approvals and orders required to be obtained under all applicable statutes, codes, ordinances, rules and regulations in connection with the transactions contemplated hereby shall have been obtained and shall be in full force and effect at the Closing Date.
          (c) There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the Board of Directors of either Fluidigm, Oculus or UABRF (relying on the advice of their respective legal counsel), such regulatory body or private party has the probability of prevailing and such relief would have a material adverse affect upon such party.
     11.2 Conditions to Obligations of Oculus and UABRF. The obligations of Oculus and UABRF to effect the transactions to be performed by Oculus and UABRF at the Closing are subject to the satisfaction at or prior to the Closing of the following additional conditions any of which may be waived in writing by Oculus and UABRF:
          (a) All of the representations and warranties of Fluidigm set forth in Article V hereof shall be true in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement.
          (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Fluidigm at or prior to the Closing shall have been duly complied with and performed in all material respects.
     11.3 Conditions to Obligations of Fluidigm. The obligations of Fluidigm to effect the transactions to be performed by it at the Closing are subject to the satisfaction at or prior to the Closing of the following additional conditions any of which may be waived in writing by Fluidigm:
          (a) All of the representations and warranties of Oculus and UABRF set forth in Articles IV and VI hereof shall be true in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement.
          (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Oculus and UABRF at or prior to the Closing shall have been duly complied with and performed in all material respects.
          (c) All required consents from third parties required to allow the consummation of the sale of the Assigned Rights, the grant of rights under the New License

Agreement and the other transactions contemplated hereby shall have been obtained and delivered to Fluidigm.
          (d) Fluidigm shall have received an opinion from the attorney(s) prosecuting the patent filings listed on Exhibit D, in form and substance reasonably acceptable to Fluidigm, as to the following matters: (i) assignments of the inventions covered by the patent filings to UABRF have been properly filed with the United States Patent and Trademark Office (“USPTO”), (ii) UABRF is named as the sole owner of the inventions covered by the patent filings listed on Exhibit D, (iii) a declaration of interference was timely requested with at least one of the pending U.S. patent applications listed on Exhibit D and U.S. Patent No. 6,296,673 with the USPTO in accordance with U.S.C. Section 135, (iv) none of the patents listed on Exhibit D have been held to be permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and none of the patents listed on Exhibit D have been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, and (v) the patent applications listed on Exhibit D were filed in good faith and have not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.
ARTICLE XII
POST-CLOSING MATTERS
     12.1 Additional Payments by Fluidigm. In addition to the consideration delivered by Fluidigm at the Closing, Fluidigm will pay the following amounts to UABRF upon the achievement of the following milestones:
          (a) Milestone 1. Milestone 1 shall be satisfied [***]. Within [***] days after [***], Fluidigm will issue shares of its stock having a value of [***] (based on the fair value of the stock at the time Milestone 1 is achieved), subject to compliance with applicable securities laws.
          (b) Milestone 2. Milestone 2 shall be satisfied [***]. Within [***] days after [***], Fluidigm will issue shares of its stock having a value of [***] (based on the fair value at the time Milestone 2 is achieved), subject to compliance with applicable securities laws. In addition, (i) [***]

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          (c) Stock to be Issued. If Fluidigm is a private company at the time a milestone is achieved, upon achievement of a milestone Fluidigm will issue shares of the series of Fluidigm Preferred Stock that was issued in Fluidigm’s most recent financing and the shares will be valued at the price at which the shares were sold in such financing. If Fluidigm is a public company at the time a milestone is achieved, upon achievement of a milestone Fluidigm will issue shares of Fluidigm Common Stock and the shares will be valued at the average closing price of Fluidigm’s Common Stock over the five trading days preceding the achievement of the milestone.
     12.2 Settlement of Lawsuit. If the Lawsuit has not been settled or dismissed as of the Closing Date:
          (a) Oculus agrees that Fluidigm and its counsel and advisors shall have reasonable access during normal business hours to the final version of the settlement agreement between Oculus and Syrrx related to the Lawsuit, and drafts of such settlement agreement (to the extent permissible under applicable confidentiality terms), in the manner contemplated by Section 7.2 of this Agreement, until the Lawsuit is settled or dismissed.
          (b) Oculus and UABRF agree that if a settlement agreement related to the Lawsuit is entered into after the Closing Date, the settlement will not involve the sale, transfer or assignment of the Technology or the Assigned Rights, or any rights in any of the foregoing, or result in the creation of any Encumbrance on the Technology, the Assigned Rights, or any rights in any of the foregoing.
ARTICLE XIII
TERMINATION OF AGREEMENT
     13.1 Termination by Fluidigm. This Agreement may be terminated at any time before the Closing by action of the Board of Directors of Fluidigm upon written notice to Oculus and UABRF, specifying the basis for such termination, if (i) Oculus or UABRF shall have breached in any material respect any of their covenants or agreements contained in this Agreement, or (ii) any representation or warranty of Oculus or UABRF contained in this Agreement shall have been materially inaccurate.
     13.2 Termination by UABRF. This Agreement may be terminated at any time before the Closing by action of the Board of Directors or other governing body of UABRF upon written notice to Fluidigm, specifying the basis for such termination, if (i) Fluidigm shall have breached in any material respect any of its covenants or agreements contained in this Agreement, or (ii) any representation or warranty of Fluidigm contained in this Agreement shall have been materially inaccurate.
     13.3 Mutual Consent. This Agreement may be terminated at any time before the Closing, by the mutual written consent of Fluidigm, Oculus and UABRF.

     13.4 Effect of Termination. Upon any termination of this Agreement, all parties hereto shall be relieved of all further obligations under this Agreement, except for the provisions of Section 2.5 regarding the assignment by Oculus to Fluidigm of Assigned Rights, together with all patent rights and all other intellectual property rights therein, Section 15.6 regarding the payment of certain expenses and Section 10.1 regarding the continuing obligations of the parties under the Confidential Disclosure Agreements.
ARTICLE XIV
SURVIVAL OF REPRESENTATIONS AND WARRANTIES
     14.1 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing for a period equal to the greater of 12 months after the Closing Date or the date on which both Milestones specified in Section 12.1 have been achieved. After the expiration of such period, such representations and warranties shall expire and be of no further force and effect.
ARTICLE XV
GENERAL
     15.1 Governing Law. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that any disputes involving UABRF shall be governed by the internal laws of the State of Alabama (irrespective of its choice of law principles and any disputes involving UABRF shall be resolved Birmingham, Alabama in accordance with the provisions of Section 15.11 and UABRF shall have the right to raise all of the defenses available to the University of Alabama at Birmingham.
     15.2 Assignment; Binding upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that any party may assign its rights and obligations under covenants and agreements to be performed after the Closing in connection with the sale of all or substantially all of such party’s business. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     15.3 Severability. If any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the illegal, void or unenforceable provision.

     15.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) the Ancillary Agreements, the documents and instruments and other agreements among the parties hereto referenced herein and therein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto including, without limitation, the Letter Agreement. To the extent that any provision of this Agreement conflicts with any provision of the New License Agreement or the Sponsored Research Agreement between Fluidigm and UABRF, the applicable provision of the New License Agreement or the Sponsored Research Agreement, as the case may be, shall control and supersede the applicable provision of this Agreement.
     15.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
     15.6 Expenses.
          (a) The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated, whether or not the transactions contemplated hereby are consummated.
          (b) Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys’ fees) in connection with any claim by any person for compensation as a broker, finder or in any similar capacity, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.
     15.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.
     15.8 Amendment. Any term or provision of this Agreement may be amended by a written instrument signed by Fluidigm, Oculus and UABRF; provided that any term or provision that pertains only to UABRF and Fluidigm may be amended by a written instrument signed by UABRF and Fluidigm.
     15.9 Waiver. Any party hereto may, by written notice to the other party: (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of another party; (ii) waive any inaccuracies in the representations of another party contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; or (iv) waive or modify performance of any of the obligations of another party. Except as specifically contemplated by this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.
     15.10 Informal Resolution. In the event of any controversy or claim arising under this Agreement, officers or comparable officials of UABRF, Oculus and Fluidigm shall promptly meet and attempt in good faith to reach a resolution of such controversy or claim.
     15.11 Mediation. Any controversy or claim between any of the parties hereto arising out of or relating to this Agreement that is not resolved by the parties within thirty (30) days after delivery of notice of such controversy or claim, upon written notice of either Fluidigm, Oculus or UABRF, shall be submitted for resolution by mediation in accordance with commercial mediation guidelines. Any mediation proceeding shall be conducted in the County of Cook, City of Chicago, in the State of Illinois. The mediation shall be concluded within a ninety (90) day period after notice.
     15.12 Notices. All notices and other communications hereunder will be in writing and will be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the next business day after dispatch if sent by overnight delivery service, (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), properly addressed to the parties at the following addresses:

Fluidigm:	Fluidigm Corporation
7100 Shoreline Court
South San Francisco, CA 94080
Attention: President
Facsimile No.: (650) 871-7192

with a copy to:	Fluidigm Corporation
7100 Shoreline Court
South San Francisco, CA 94080
Attention: General Counsel
Facsimile No.: (650) 871-7195

Oculus:	Oculus Pharmaceuticals, Inc.
1601 12th Avenue South
Birmingham, AL 35205
Attention: B.J. Lehman
Facsimile No: (216) 361-9495

and

Oculus Pharmaceuticals, Inc.
3201 Carnegie Avenue
Cleveland, OH 44115
Attention: B.J. Lehman
Facsimile No.: (216) 361-9495

UABRF:	The UAB Research Foundation
1120G Administration Building
701 20th Street South
Birmingham, AL 35294-0111
Attention: Director
Facsimile No.: (205) 975-5560
     Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.
     15.13 Construction and Interpretation of Agreement.
          (a) This Agreement has been negotiated by the parties hereto and their respective attorneys, and the language hereof shall not be construed for or against any party.
          (b) The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.
          (c) Any reference to a “material adverse effect” with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, properties, liabilities, results of operations or prospects of such entity.
          (d) Any reference to a party’s “knowledge means such party’s actual knowledge after reasonable inquiry of its directors, officers and other management level employees that have responsibility for the referenced matters.
          (e) When reference is made to a Section or Article, such reference shall be to a Section or Article of the Agreement, unless otherwise indicated.
     15.14 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section.
     15.15 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     15.16 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions and the intention of the parties.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

FLUIDIGM CORPORATION

By:	/s/ Gajus Worthington

Title:	President & CEO

OCULUS PHARMACEUTICALS, INC.

By:	/s/ (ILLEGIBLE)

Title:	President & CEO

THE UAB RESEARCH FOUNDATION

By:	/s/ (ILLEGIBLE)

Title:	Director

Acknowledged and agreed to
this March 7, 2003.

/s/ Dr. Larry DeLucas
Dr. Larry DeLucas

SCHEDULE 4.6
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EXHIBIT A
Amended and Restated
Articles of Incorporation of Fluidigm

EXHIBIT B
Form of New License Agreement

EXHIBIT C
Form of Sponsored Research Agreement

EXHIBIT D
PATENTS AND PATENT APPLICATIONS
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